EXHIBIT 1.1

EXECUTION VERSION

Esterline Technologies Corporation

$250,000,000

7% Senior Notes due 2020

PURCHASE AGREEMENT

July 19, 2010

Banc of America Securities LLC

As Representative of the Initial Purchasers

c/o Banc of America Securities LLC

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Esterline Technologies Corporation, a Delaware corporation (the “Company”), and the Company’s domestic and other subsidiaries listed on the signature pages hereto (the “Guarantors”) confirm their agreement with Banc of America Securities LLC and the other several Initial Purchasers named on Schedule A hereto (collectively, the “Initial Purchasers”) on the terms set forth herein. Banc of America Securities LLC has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Securities (as defined below).

1. Notes. The Company proposes to issue and sell to the Initial Purchasers $250,000,000 principal amount of its 7% Senior Notes due 2020 (the “Notes”), guaranteed on a senior basis by the Guarantors (the “Note Guarantees”). The Notes are to be issued under an indenture (the “Indenture”) to be dated as of the Closing Date (as defined in Section 3 hereof) among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). This Agreement, the Registration Rights Agreement, to be dated the Closing Date, among the Representative, the Company and the Guarantors (the “Registration Rights Agreement”), and the Indenture are hereinafter collectively referred to as the “Operative Documents” and the execution and delivery of the Operative Documents and the transactions contemplated herein and therein are hereinafter referred to as the “Offering.” The Notes and the Note Guarantees attached thereto are herein collectively referred to as the “Securities.”

The offer and sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon certain exemptions from the registration requirements of the Securities Act. The Initial Purchasers have advised the Company and the Guarantors that they will offer and sell the

Securities purchased by them hereunder in accordance with Section 4 hereof and the Final Memorandum (as defined below) as soon as they deem advisable.

Pursuant to an Offer to Purchase and Consent Solicitation Statement and related letter of transmittal dated as of July 19, 2010 (the “Offer to Purchase”), the Company has commenced a cash tender offer (the “Tender Offer”) for any and all of the Company’s outstanding 7  3/4% Senior Subordinated Notes due 2013 (the “2013 Notes”). The Company is also soliciting consents (the “Consent Solicitation”) of registered holders of the 2013 Notes to certain proposed amendments and waivers (the “Proposed Amendments”) to the indenture dated as of June 11, 2003 among the Company, the guarantors party thereto and The Bank of New York Trust Company, N.A. (as successor to The Bank of New York), as trustee (the “2013 Trustee”), and the supplements thereto governing the 2013 Notes (as supplemented, the “2013 Indenture”).

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated July 19, 2010 (the “Preliminary Memorandum”), the Pricing Disclosure Package (as defined below) and a Final Memorandum (as defined below), dated the date hereof. The Final Memorandum, the Preliminary Memorandum and the Pricing Disclosure Package are referred to herein as a “Memorandum.” Each Memorandum sets forth certain information concerning the Company, the Securities and the Operative Documents. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Pricing Disclosure Package, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. As used herein, the term “Memorandum” shall include in each case the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum, the Pricing Disclosure Package or the Final Memorandum that are filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the Time of Sale (as defined below). Unless stated to the contrary, all references herein to the Pricing Disclosure Package are to the Pricing Disclosure Package as of the date hereof (the “Execution Date”) and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Date.

Prior to the time when the sales of the Securities were first made (the “Time of Sale”), the Company has prepared and delivered to the Initial Purchasers a pricing supplement (the “Pricing Supplement”) dated July 19, 2010. The Pricing Supplement together with the Preliminary Memorandum is referred to herein as the “Pricing Disclosure Package.”

Promptly after the Time of Sale and in any event no later than the second Business Day following the Time of Sale, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum (the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the Pricing Supplement, and from and after the time such Final Memorandum is delivered to the Initial Purchasers, all references herein to the “Offering Memorandum” shall be deemed to be a reference to both the Pricing Disclosure Package and the Final Memorandum.

2. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, each of the Initial Purchasers that:

(a)	Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Memorandum, as of its date or (as amended or supplemented in accordance with Section 5(a), as applicable) as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A under the Securities Act. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Memorandum.

(b)	(i) The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation, (ii) each of the Company’s subsidiaries have been duly incorporated or otherwise formed and are validly existing as a corporation, partnership, limited liability company or other legal entity and in good standing under the laws of their respective jurisdictions of incorporation or formation, and (iii) each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation or other legal entity under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business; except in such jurisdictions in which the failure to be so incorporated or organized and validly existing or to so qualify, in the aggregate, would not have a Material Adverse Effect. As used in this Agreement, the term “Material Adverse Effect” shall mean a material adverse change in or effect on the business, condition (financial or otherwise), properties, net worth, results of operations or prospects, whether or not in the ordinary course of business, of the Company, the Guarantors and their subsidiaries, considered as one enterprise.

(c)

The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 5(a). Each such communication by the Company or its agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in any Company Additional Written Communication.

(d)	The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)	Each of the Company and its subsidiaries has full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Offering Memorandum; and each of the Company and the Guarantors has all necessary power (corporate and other) to execute and deliver the Operative Documents and to carry out all the terms and provisions hereof and thereof to be carried out by it.

(f)	The Company has an authorized, issued and outstanding capitalization as set forth in the Offering Memorandum.

(g)	The issued shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as described in the Offering Memorandum, are (i) owned of record and beneficially by the Company, either directly or through wholly-owned subsidiaries, and (ii) except as provided by, arising under or related to the Credit Agreement dated as of June 11, 2003, as amended, among the Company, the subsidiary guarantors named therein, Wells Fargo Bank, N.A. (successor by merger to Wachovia Bank, National Association), as Administrative Agent, and the other lenders named therein (the “Credit Agreement”), are free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect in title or any claim of any third party or that would have a Material Adverse Effect.

(h)

No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as provided by applicable laws or regulations, by the Indenture, the 2013 Indenture, the Indenture relating to the Company’s 6.625% Senior Notes due 2017, dated as of March 1, 2007 (the “2017 Indenture”), or the Credit Agreement, or as described in or contemplated by the Offering Memorandum.

(i)	Ernst & Young LLP, who has certified the financial statements and supporting schedules included in the Offering Memorandum and delivered its reports with respect thereto, is an independent registered public accounting firm with respect to the Company and the Guarantors within the meaning of the Securities Act and the applicable rules and regulations thereunder.

(j)	The consolidated financial statements (including the notes thereto) and schedules of the Company included in the Offering Memorandum fairly present in all material respects the financial position of the Company and its subsidiaries on a consolidated basis and their results of operations as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change nor any development or event involving a prospective change which has had or could reasonably be expected to have a Material Adverse Effect; such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly noted in the notes thereto or elsewhere in the Offering Memorandum); and the other financial and statistical information and data included in the Offering Memorandum are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

(k)	Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(l)	This Agreement has been duly authorized by all necessary corporate action of the Company and the Guarantors and has been duly executed and delivered by the Company and the Guarantors.

(m)

Each of the Operative Documents (other than this Agreement which is covered by clause (j) above) has been, or will be, duly authorized by all necessary corporate action of the Company and, to the extent each is a party thereto, the Guarantors and, when duly executed and delivered by the Company and the Guarantors and by the other parties thereto, will constitute a legal, valid and binding obligation of the Company and the Guarantors (to the extent each is a party thereto), enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, and except as rights to indemnity and contribution may be limited by federal or state law.

(n)	The Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(o)	The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA”), and to the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(p)	The Notes and the Note Guarantees will be in the form contemplated by the Indenture, have been, or will be, duly authorized by all necessary corporate action for issuance and sale pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Notes and the Note Guarantees will constitute legal, valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture and the Notes will be enforceable against the Company and the Note Guarantees will be enforceable against the Guarantors, in each case in accordance with their terms and the terms of the Indenture, except as the enforcement thereof may be limited to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity.

(q)

The issuance, offering and sale of the Securities to the Initial Purchasers by the Company pursuant to this Agreement, the consummation of the Tender Offer and Consent Solicitation, and the compliance by the Company and, to the extent each is a party thereto, the Guarantors, with the other provisions of the Operative Documents herein and therein set forth do not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over each of the Company and its subsidiaries, except for any consent, approval, authorization, order, registration, qualification or filing, of which the failure to obtain or make would not result in a Material Adverse Effect, or (ii) conflict with, result in a breach or violation of, or constitute a default under (A) any indenture, note purchase agreement, credit agreement, mortgage, deed of trust or loan agreement, or material agreement or material instrument to which any of the Company or its subsidiaries is a party or by which any of the Company or its subsidiaries or any of their respective properties is bound, except for any breaches, violations or defaults which individually or in the aggregate would not result in a Material Adverse Effect, (B)

the charter or by-laws of any of the Company or its subsidiaries, or (C) any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to any of the Company or its subsidiaries, except for any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator the noncompliance with which would not result in a Material Adverse Effect or adversely affect the offering, issuance and sale of the Securities.

(r)	No legal or governmental proceedings or investigations are pending or threatened to which any of the Company or its subsidiaries is a party or to which any of their property is subject that are not described in the Offering Memorandum, except for such proceedings or investigations that, if the subject of an unfavorable decision, ruling or finding, would not, individually or in the aggregate, result in a Material Adverse Effect.

(s)	No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that would be required by the Securities Act to be described in a prospectus were the Securities being issued and sold in a public offering, that is not described in the Offering Memorandum.

(t)	None of the Company or the Guarantors is now nor after giving effect to the issuance of the Securities and the execution, delivery and performance of the Operative Documents and the consummation of the Offering, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

(u)	None of the Company or the Guarantors has distributed or, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Securities, will distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto, any Company Additional Written Communication and any materials used in connection with the road show, except, if at all, such as would not require registration of the Securities or be deemed a “general solicitation” under the Securities Act and has been previously delivered and agreed to by the Initial Purchasers.

(v)

Each of the Company and its subsidiaries has good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case except as set forth in the Offering Memorandum, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except such as do not or would not have a Material Adverse Effect and except as provided by, arising under or related to the Credit Agreement. Any real property leased by each of the Company and subsidiaries is held under valid, subsisting and enforceable leases, with such exceptions as do not have a Material Adverse Effect.

(w)	No non-exempt “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) that the Company or any of its subsidiaries maintains, contributes to or has any obligation to contribute to, or with respect to which any of the Company or its subsidiaries has any liability, direct or indirect, contingent or otherwise (a “Plan”) which would have a Material Adverse Effect; each Plan is in compliance in all material respects with applicable law, including ERISA and the Code, except for such noncompliance as would not have a Material Adverse Effect; the Company or its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan, except, if at all, as would not cause a Material Adverse Effect; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent which could result in a Material Adverse Effect.

(x)	Except as described or contemplated in the Offering Memorandum, no proceeding looking toward merger, consolidation, liquidation or dissolution of the Company or the Guarantors, or the sale of all or substantially all of the assets of the Company or the Guarantors or any of their direct or indirect subsidiaries is pending or contemplated.

(y)	Each of the Company and its subsidiaries owns or otherwise possesses adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, licenses, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted, except if such failure to own or otherwise possess would result in a Material Adverse Effect; and none of the Company or its subsidiaries has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(z)	Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent in the businesses in which they are engaged, except where the failure to have such would not have a Material Adverse Effect; and none of the Company or its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(aa)	Each of the Company and its subsidiaries possesses all certificates, authorizations and permits issued by the appropriate original equipment manufacturers, federal, state or foreign regulatory authorities (including but not limited to the U.S. Federal Aviation Administration) necessary to conduct their respective businesses, except where the failure to have such would not have a Material Adverse Effect, and none of the Company or its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(bb)	Environmental Matters:

(i)	Each of the Company and its subsidiaries is and has been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards and requirements (“Legal Requirements”) relating to: human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources (“Environmental Law”);

(ii)	Each of the Company and its subsidiaries has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of the business of each of the Company and its subsidiaries (“Environmental Permits”);

(iii)	There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permits, that are reasonably likely to interfere with the conduct of the business of each of the Company and its subsidiaries in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permits; and

(iv)

There are no past or present conditions or circumstances at, or arising out of, the business, assets and properties of each of the Company and its subsidiaries or any businesses, assets or properties formerly leased, operated or owned by each of the Company and its subsidiaries, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which could reasonably be expected to give rise to: (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (ii) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (iii) liabilities or obligations incurred by any of the Company and its subsidiaries to comply with any Environmental Law; or (iv) fines or penalties arising under any Environmental Law;

except in each case for any noncompliance or condition or circumstance that, individually or in the aggregate, would not result in a Material Adverse Effect or that is described in the Offering Memorandum.

(cc)	(A) Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws or other constitutive document, and (B) no default exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which each of the Company and its subsidiaries is a party or by which the Company or its subsidiaries, or any of their respective properties, is bound which would have or which, after notice or lapse of time or both, would have a Material Adverse Effect.

(dd)	Each of the Company and its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company retains adequate reserves and except in each case for any noncompliance that, individually or in the aggregate, would not result in a Material Adverse Effect.

(ee)	None of the Company or the Guarantors is or, after giving effect to the sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will be an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ff)	The Company and its officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, including the rules and regulations of the Commission promulgated thereunder).

(gg)	None of the Company, the Guarantors, any of their Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) or any person acting on its or their behalf (other than the Initial Purchasers and their agents, as to which the Company makes no representation or warranty) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

(hh)	None of the Company, the Guarantors, any of their Affiliates or any person acting on its or their behalf (other than the Initial Purchasers and their agents, as to which the Company makes no representation or warranty) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(ii)	None of the Company, the Guarantors, any of their Affiliates or any person acting on its or their behalf (other than the Initial Purchasers and their agents, as to which the Company makes no representation or warranty) has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S under the Securities Act (“Regulation S”). Terms used in this paragraph have the meanings given to them by Regulation S.

(jj)	None of the Company, the Guarantors or any of their Affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Securities; nor has the Company, the Guarantors or any of their Affiliates paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company or the Guarantors (except as contemplated by this Agreement).

(kk)	The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(ll)	Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 hereof and compliance by the Initial Purchasers with the procedures set forth in Section 4 hereof, it is not necessary, in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement and disclosed in each Memorandum, to register any of the Notes or the Note Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(mm)	Listed on Schedule B attached hereto are all the Company’s domestic subsidiaries.

(nn)

None of the Company or, to the knowledge of the Company, any subsidiary, director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and, to the knowledge of the Company, its subsidiaries and Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo)	The operations of the Company, and, to the knowledge of the Company, its subsidiaries, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the PATRIOT Act, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(pp)	None of the Company or, to the knowledge of the Company, any subsidiary, director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Each certificate signed by any officer of the Company or the Guarantors and delivered to the Initial Purchasers or their counsel shall be deemed to be a representation and warranty by the Company or the Guarantors, as the case may be, to the Initial Purchasers as to the matters covered thereby.

3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, $250,000,000 aggregate principal amount of Securities at a purchase price equal to 98.25% of the principal amount thereof set forth opposite such Initial Purchasers name on Schedule A hereto. One or more certificates in definitive form or global form, as instructed by the Initial Purchasers, for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers for the account of the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in same-day funds to the account of the Company. Such delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on August 2, 2010, or at such other time or date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such certificate or certificates for the Securities available for checking by the Initial Purchasers at the New York offices of Cahill Gordon & Reindel LLP (“Counsel for the Initial Purchasers”) at least 24 hours prior to the Closing Date.

4. Offering of the Securities and the Initial Purchasers’ Representations and Warranties. Each of the Initial Purchasers represents and warrants to, and agrees with, the Company that:

(a)	It is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

(b)	It (and any person acting on its behalf) has not offered or sold, and it (and any person acting on its behalf) will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) (“QIBs”) in transactions meeting the requirements of Rule 144A, or (ii) in accordance with the restrictions set forth in Regulation S. In connection with each sale pursuant to clause (i) above, each of the Initial Purchasers (and any person acting on its behalf) has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance upon Rule 144A.

(c)	Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities other than in accordance with Rule 144A or Regulation S and therefore not by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

(d)	At or prior to the confirmation of any sale of any Securities sold in reliance on Regulation S, it (and any person acting on its behalf) will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period (as defined in Regulation S) a confirmation or notice substantially to the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States, or to or for the account or benefit of U.S. persons, (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and August 2, 2010, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

5. Covenants of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, covenant and agree with each Initial Purchaser that:

(a)

As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Memorandum, which shall consist of the Preliminary Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Memorandum or the Pricing Supplement. The Company will not amend or supplement the Final Memorandum prior to the Closing Date unless the Representative shall previously has been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(b)	The Company will not amend or supplement the Pricing Disclosure Package or the Final Memorandum including by filing documents under the Exchange Act which are incorporated by reference therein prior to the completion of the distribution of the Securities by the Initial Purchasers without the prior written consent of the Initial Purchasers, which consent will not be unreasonably withheld.

(c)	The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d)	At any time prior to the completion of the distribution of the Securities by the Initial Purchasers, if any event occurs as a result of which the Offering Memorandum, as then amended or supplemented, or any Company Additional Written Communication (taken together with the Offering Memorandum) would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Offering Memorandum or any Company Additional Written Communication (taken together with the Offering Memorandum) to comply with applicable law, the Company will promptly (i) notify the Initial Purchasers of the same; (ii) subject to the requirements of paragraph (b) of this Section 5, prepare and provide to the Initial Purchasers pursuant to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Offering Memorandum to the Initial Purchasers and Counsel for the Initial Purchasers, without charge in such quantities as may be reasonably requested.

(e)

The Company will (i) qualify the Notes and the Note Guarantees for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and (ii) will maintain such qualifications for so long as required for the sale of the Securities by the Initial Purchasers; provided that the Company will not be required to qualify to do business in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any other action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(f)	At any time prior to the completion of the distribution of the Securities by the Initial Purchasers, the Company, whenever it, the Guarantors or any of their subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issuance of the Securities under this Agreement, shall promptly notify the Initial Purchasers as to the nature of such information or event. The Company will likewise notify the Initial Purchasers of (i) any decrease in the rating of the Securities or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Securities or such other debt securities, as soon as practicable after the Company becomes aware of any such decrease, notice or public announcement. For so long as the Securities are outstanding, the Company will also deliver to the Initial Purchasers, as soon as available and without request, copies of its yearly and quarterly filings under the Exchange Act.

(g)	The Company will not, and will not permit any of its Affiliates to, resell any of the Securities that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.

(h)	Except as contemplated in the Registration Rights Agreement, none of the Company or any of its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to whom the Company and the Guarantors make no covenant) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

(i)	None of the Company or any of its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to whom the Company and the Guarantors make no covenant) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities.

(j)

So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, the Company will provide at its expense to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser in connection with a sale of the Securities, any information required to be provided by Rule 144A(d)(4) under the Securities Act. (This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time, of the Securities.)

(k)	The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company (the “Depositary”).

(l)	The Company will apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Offering Memorandum.

(m)	Until completion of the distribution, neither the Company nor any of its Affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(n)	For so long as any Securities are outstanding, each of the Company, the Guarantors and their subsidiaries will conduct its operations in a manner that will not subject the Company, the Guarantors or any such subsidiary to registration as an investment company under the Investment Company Act.

(o)	Neither the Company nor any of its Affiliates nor any person acting on its or their behalf (other than the Initial Purchasers or their agents, as to which the Company makes no covenant) will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given them by Regulation S.

(p)	Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Securities are no longer subject to the restrictions on transfer described therein:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES

TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(q)	The Company will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than the Securities offered pursuant to this Agreement) for a period of 180 days after the date hereof, without the prior written consent of Banc of America Securities LLC.

(r)	The Company acknowledges and agrees that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.

6. Expenses. The Company will pay all costs and expenses (other than counsel fees and disbursements for the Initial Purchasers, unless specifically provided herein) incident to the performance of the obligations of the Company under this Agreement, whether or not the Offering is consummated or this Agreement is terminated pursuant to Section 10 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the Offering, including any costs of printing the Preliminary Memorandum and Offering Memorandum and any amendment or supplement thereto, this Agreement and any blue sky memoranda; (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents; (iii) the fees and disbursements of the counsel, the accountants, the Trustee and any other experts or advisors retained by the Company; (iv) preparation, issuance and delivery to the Initial Purchasers of any certificates evidencing the Securities; (v) the qualification of the Securities under state securities and blue sky laws, and the maintenance of such qualifications, including filing fees and reasonable fees and disbursements of Counsel for the Initial Purchasers relating thereto; (vi) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the Financial Industry Regulatory Authority, if any, on the terms of the sale of the Securities; (vii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with the approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement; (viii) the fees of any agency that rates the Securities; and (ix) all costs and expenses relating to investor presentations, including any “road show” presentations undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Initial Purchasers and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10 or because of any failure, refusal or inability on the part of the Company or the Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by the Initial Purchasers, the Company will reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities. The Company shall not in any event be liable to the Initial Purchasers for the loss of anticipated profits from the transactions covered by this Agreement.

7. Conditions to the Initial Purchasers’ Obligations. The obligations of the Initial Purchasers to purchase and pay for the Securities shall be subject to the accuracy of the representations and warranties of the Company and the Guarantors in Section 2 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their covenants and agreements hereunder and to the following additional conditions:

(a)	The Initial Purchasers shall have received an opinion, dated the Closing Date, of Perkins Coie LLP, counsel for the Company and the Guarantors, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit A hereto.

(b)	The Initial Purchasers shall have received an opinion, dated the Closing Date, of Counsel for the Initial Purchasers, with respect to the issuance and sale of the Securities and such other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

(c)	The Initial Purchasers shall have received a “comfort letter” from Ernst & Young LLP, the independent public accountant for the Company and the Guarantors, dated as of the date hereof, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers. In addition, the Initial Purchasers shall have received a “bring-down comfort letter” from Ernst & Young LLP, dated as of the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers. Each letter shall use a “cut-off date” within three business days of the date of such letter and the procedures shall extend to financial information in the Final Memorandum not contained in the Preliminary Memorandum. References to the Offering Memorandum in this paragraph (c) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

(d)	The Initial Purchasers shall have received a certificate, dated the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that:

(i)	the representations and warranties of the Company and the Guarantors in this Agreement are true and correct as if made on and as of the Closing Date; the Offering Memorandum (exclusive of any amendment or supplement after the date hereof) does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company and the Guarantors have, in all material respects, performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date; and

(ii)

none of the Company, the Guarantors or any of their subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding that is material to the Company and the Guarantors, and there has not been any material adverse change in the business, operations, properties, assets, liabilities, net worth, condition (financial or otherwise) or prospects of the Company and the Guarantors, except in each case as described in or contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

(e)	The Registration Rights Agreement shall have been executed and delivered by all the parties thereto.

(f)	On or before the Closing Date, the Initial Purchasers and Counsel for the Initial Purchasers shall have received such further certificates, documents or other information as they may have reasonably requested from the Company and the Guarantors.

All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters and documents in such quantities as the Initial Purchasers and Counsel for the Initial Purchasers shall reasonably request.

8. Indemnification and Contribution.

(a) Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Offering Memorandum, any Company Additional Written Communication or the Final Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Memorandum, the Offering Memorandum, any Company Additional Written Communication or the Final Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Guarantors may otherwise have.

(b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Offering Memorandum, any Company Additional Written Communication or the Final Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Memorandum, the Offering Memorandum, any Company Additional Written Communication or the Final Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Company, any Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in Section 12 hereof. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Banc of America Securities LLC (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(e) If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

Notwithstanding the provisions of this Section 8(e), no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 8(e) are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 8(e), each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

9. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Guarantors, their respective officers, and the several Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, any of their respective officers, directors or subsidiaries or any controlling person referred to in Section 8 hereof or the Initial Purchasers and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

10. Termination.

(a) This Agreement may be terminated in the sole discretion of the Representative by notice to the Company given at any time at or prior to the Closing Date in the event that the Company or the Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or if, at or prior to the Closing Date (i) trading in the Company’s common stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market; (ii) a banking moratorium shall have been declared by New York, North Carolina or United States authorities or there has been a material disruption in securities settlement, payment or clearance services in the United States; or (iii) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions which has an effect on the U.S. financial markets that, in the sole judgment of the Representative, makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Securities as contemplated by the Preliminary Memorandum or the Offering Memorandum, exclusive of any amendment or supplement thereto.

(b) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Sections 6 and 8 hereof.

11. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers shall be obligated to purchase the Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date (the “Remaining Securities”) in the respective proportions that the principal amount of the Securities set forth opposite the name of each non-defaulting Initial Purchaser in Schedule A hereto bears to the total number of the Securities set forth opposite the names of all the non-defaulting Initial Purchasers in Schedule A hereto; provided, however, that the non-defaulting Initial Purchasers shall not be obligated to purchase any of the Securities on the Closing Date if the total amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total amount of Securities to be purchased on the Closing Date, and no non-defaulting Initial Purchaser shall be obligated to purchase more than 110% of the amount of Securities that it agreed to purchase on the Closing Date pursuant to this Agreement. If the foregoing maximums are exceeded, the non-defaulting Initial Purchasers, or those other purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but not the obligation, to purchase, in such proportion as may be agreed upon among them, all the Remaining Securities. If the non-defaulting Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Remaining Securities, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth herein.

Nothing contained in this Agreement shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Initial Purchaser, the Company or the Representative may postpone the Closing Date for up to five full business days in order to effect any changes in the Operative Documents or in any other document or arrangement that, in the opinion of counsel for the Company or Counsel for the Initial Purchasers, may be necessary.

12. Information Supplied by the Initial Purchasers. The statements set forth in the third sentence of the paragraph under the caption “New Issue of Notes” and the first paragraph under the caption “Short Positions,” in each case, under the heading “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum, to the extent such statements relate to the Initial Purchasers, constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 8 hereof.

13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Banc of America Securities LLC, One Bryant Park, New York, New York 10036, Attention: Legal Department, with copies being delivered or sent to Counsel for the Initial Purchasers, and, if sent to the Company or the Guarantors, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at Esterline Technologies Corporation, at 500 108th Avenue NE, Suite 1500, Bellevue, WA 98004, Attn: Chief Financial Officer.

14. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Initial Purchasers, the Company and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Initial Purchasers, the Company and the Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Company and the Guarantors contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the directors and officers of the Company and the Guarantors, and any person or persons who control the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Securities from any Initial Purchaser shall be deemed a successor to such Initial Purchaser because of such purchase.

15. Applicable Law. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York.

16. Consent to Jurisdiction and Service of Process.

(a) All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is exclusive, and the Company and the Guarantors hereby consent to the jurisdiction of such courts.

(b) Each party agrees that any service of process or other legal summons in connection with any proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 13 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

17. Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

18. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, and the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, the Guarantors and the Initial Purchasers.

Very truly yours,

ESTERLINE TECHNOLOGIES CORPORATION

By:	/s/ Robert D. George
Name:	Robert D. George
Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

GUARANTORS

ADVANCED INPUT DEVICES, INC.
ANGUS ELECTRONICS CO.
ARMTEC COUNTERMEASURES CO.
ARMTEC COUNTERMEASURES TNO CO.
ARMTEC DEFENSE PRODUCTS CO.
AVISTA, INCORPORATED
BVR TECHNOLOGIES CO.
CMC DATACOMM INC.
CMC ELECTRONICS ACTON INC.
CMC ELECTRONICS AURORA INCORPORATED
EA TECHNOLOGIES CORPORATION
ESTERLINE CANADIAN HOLDING CORPORATION
ESTERLINE INTERNATIONAL COMPANY
ESTERLINE SENSORS SERVICES AMERICAS, INC.
HAUSER, INC.
HYTEK FINISHES CO.
JANCO CORPORATION
KIRKHILL-TA CO.
KORRY ELECTRONICS CO.
LEACH HOLDING CORPORATION
LEACH INTERNATIONAL CORPORATION
LEACH TECHNOLOGY GROUP, INC.
MASON ELECTRIC CO.
MC TECH CO.
MEMTRON TECHNOLOGIES CO.
NMC GROUP, INC.
NORWICH AERO PRODUCTS, INC.
PALOMAR PRODUCTS, INC.
PRESSURE SYSTEMS, INC.
RACAL ACOUSTICS, INC.
UMM ELECTRONICS INC.

By:	/s/ Robert D. George
	Name:	Robert D. George
	Title:	Secretary and Treasurer

ESTERLINE TECHNOLOGIES HOLDINGS LIMITED

By:	/s/ Robert D. George
	Name:	Robert D. George
	Title:	Director

ESTERLINE TECHNOLOGIES LIMITED

By:	/s/ Robert D. George
	Name:	Robert D. George
	Title:	Director

LEACH INTERNATIONAL MEXICO, S DE R.L. DE C.V.

By:	/s/ Robert D. George
	Name:	Robert D. George
	Title:	First Vice President, Secretary and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BANC OF AMERICA SECURITIES LLC
Acting on behalf of itself and as the Representative of the several Initial Purchasers

By:	BANC OF AMERICA SECURITIES LLC

By:	/s/ Stephan Jaeger
	Name:	Stephan Jaeger
	Title:	Managing Director

EXHIBIT A

FORM OF PERKINS COIE LLP OPINION

1.	Each of the Company and the Guarantors is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized.

2.	Each of the Company and the Guarantors is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification in [JURISDICTIONS TO BE PROVIDED], except in such jurisdictions in which the failure to be in such good standing or to so qualify, in the aggregate, would not have a Material Adverse Effect.

3.	Each of the Company and the Guarantors has the corporate power to conduct its businesses as described in the Offering Memorandum, and, to the extent each is a party thereto, to execute and deliver the Operative Documents, the Notes and the Note Guarantees and to carry out their obligations thereunder.

4.	To our knowledge, (a) there is no action, suit or proceeding before any court or administrative body pending or threatened against or affecting the Company or the Guarantors (i) asserting the invalidity of the Operative Documents, the Notes or the Note Guarantees; (ii) seeking to prevent the consummation of the Offering; or (iii) that would be likely to impair materially the ability of the Company or any of the Guarantors to perform its obligations under the Operative Documents to the extent each is a party thereto; and (b) there is no action, suit or proceeding before any court or administrative body pending or threatened against the Company or the Guarantors that would be required to be described in a prospectus filed pursuant to the Securities Act of 1933 that is not described in the Offering Memorandum or any document incorporated therein.

5.	The issued shares of capital stock of each of the Company’s direct and indirect subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Company, either directly or through wholly owned subsidiaries and, other than relating to or arising under the Credit Agreement, to the knowledge of such counsel are not subject to any perfected security interest, any adverse claims within the meaning of the Uniform Commercial Code, except to the extent set forth or described in the Preliminary Memorandum and Offering Memorandum, or except as would not result in a Material Adverse Effect.

6.	This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

7.	Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes valid and binding obligations of the Company and the Guarantors, enforceable against them in accordance with its terms.

8.	The Notes have been duly authorized and executed by the Company and, upon being authenticated by the Trustee and delivered and paid for in accordance with this Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and the Registration Rights Agreement and enforceable in accordance with their terms and the terms of the Indenture.

9.	The Note Guarantees have been duly authorized, executed and delivered by the Guarantors and, upon payment and delivery of the Notes in accordance with this Agreement, will constitute valid and binding obligations of the Guarantors entitled to the benefits of the Indenture and the Registration Rights Agreement and enforceable in accordance with their terms and the terms of the Indenture.

10.	The statements in the Offering Memorandum under the captions “Description of Certain Indebtedness,” “Description of Notes,” “Exchange Offer; Registration Rights,” “ERISA Considerations” and “Certain United States Federal Income Tax Considerations,” insofar as such statements constitute summaries of legal matters or documents, are accurate in all material respects and fairly summarize the matters referred to therein.

11.	In reliance on the representations, warranties and covenants of the Company, the Guarantors and the Initial Purchasers in the Purchase Agreement and assuming the compliance by all parties with the offering procedures set forth in the Purchase Agreement, the offer and sale of the Securities by the Company to the Initial Purchasers and the initial resale by the Initial Purchasers is exempt from the registration requirements of the Securities Act and it is not necessary to qualify the Indenture under the Trust Indenture Act.

12.	The issuance, offering and sale of the Securities to the Initial Purchasers by the Company pursuant to the Purchase Agreement and the compliance by the Company and the Guarantors (to the extent each is a party thereto) with the Operative Documents, the Notes and the Note Guarantees do not (i) require the consent, approval, authorization or other action by, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company or the Guarantors, excluding state securities laws and foreign laws, or (ii) conflict with, result in a breach or violation of, or constitute a default under, (a) to our knowledge any other agreement identified by the Company as a material agreement in its Form 10-K filing with the SEC for the Company’s fiscal year ending October 30, 2009 (each, a “Material Agreement”); (b) the charter or by-laws of the Company or the Guarantors; or (c) any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Company or the Guarantors, in each case, except for any breach, violation or default which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

13.	Each of the Company and the Guarantors is not, and, after the issue and sale of the Securities and the use of proceeds therefrom, will not be, an “investment company,” and is not a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

In addition, Perkins Coie LLP shall include in its opinion or a separate letter the following language:

14.	In our capacity as counsel to the Company and the Guarantors, we have examined a copy of the Offering Memorandum. We have also reviewed and participated in discussions concerning the preparation and contents of the Preliminary Memorandum and the Offering Memorandum with certain officers and employees of the Company and the Guarantors, with their independent auditors and with representatives of and counsel to the Initial Purchasers. We assume no responsibility for the factual accuracy, completeness or fairness of any statements (other than as set forth in paragraph 10 of our opinion addressed to you, the date hereof), subject to the assumptions, exclusions and qualifications set forth in this opinion).

15.	Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which gave us reason to believe that (i) the Offering Memorandum (other than the financial statements and schedules and other financial data included therein or incorporated by reference therein or omitted therefrom, as to which we have not been requested to express a view), as of the Time of Sale, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the Final Memorandum (other than the financial statements and schedules and other financial data included therein or incorporated by reference therein or omitted therefrom, as to which we have not been requested to express a view), as of the date thereof and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Banc of America Securities LLC	$109,375,000
Wells Fargo Securities, LLC	90,625,000
Mitsubishi UFJ Securities (USA), Inc.	17,500,000
Goldman, Sachs & Co.	12,500,000
Barclays Capital Inc.	10,000,000
U.S. Bancorp Investments, Inc.	10,000,000

Total	$250,000,000

Sch A - 1

SCHEDULE B

Domestic Subsidiaries

ADVANCED INPUT DEVICES, INC.

ANGUS ELECTRONICS CO.

ARMTEC COUNTERMEASURES CO.

ARMTEC COUNTERMEASURES TNO CO.

ARMTEC DEFENSE PRODUCTS CO.

AVISTA, INCORPORATED

BVR TECHNOLOGIES CO.

CMC DATACOMM INC.

CMC ELECTRONICS ACTON INC.

CMC ELECTRONICS AURORA INCORPORATED

EA TECHNOLOGIES CORPORATION

ESTERLINE CANADIAN HOLDING CORPORATION

ESTERLINE INTERNATIONAL COMPANY

ESTERLINE SENSORS SERVICES AMERICAS, INC.

HAUSER, INC.

HYTEK FINISHES CO.

JANCO CORPORATION

KIRKHILL-TA CO.

KORRY ELECTRONICS CO.

LEACH HOLDING CORPORATION

LEACH INTERNATIONAL CORPORATION

LEACH TECHNOLOGY GROUP, INC.

MASON ELECTRIC CO.

MC TECH CO.

MEMTRON TECHNOLOGIES CO.

NMC GROUP, INC.

NORWICH AERO PRODUCTS, INC.

PALOMAR PRODUCTS, INC.

PRESSURE SYSTEMS, INC.

RACAL ACOUSTICS, INC.

UMM ELECTRONICS INC.

Sch B - 1